UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 4, 2008
Date of Report (Date of earliest event reported)

NORTH AMERICAN SCIENTIFIC, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	0-26670	51-0366422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

20200 Sunburst Street, Chatsworth, CA 91311
(Address of principal executive offices)

(818) 734-8600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 4, 2008, North American Scientific, Inc. (the “Company”) received a notice from the listing qualifications staff of the NASDAQ Stock Market (“NASDAQ”) indicating that the 180 calendar day compliance period granted to the Company in accordance with Marketplace Rule 4450(e)(2) ended on April 2, 2008 and the Company failed to regain compliance with the minimum $1.00 bid price per share requirement for continued listing of its Common Stock on the Nasdaq Capital Market, as set forth in Marketplace Rule 4450(a)(5) (the “Rule) and, further, the Company was not eligible for any extensions to comply. Therefore, the Company was advised that it would be delisted by April 15, 2008 unless the Company requested a hearing by April 11, 2008 to appeal Nasdaq’s determination.

The Company intends to request a hearing to appeal Nasdaq’s determination. The Company’s plan to regain compliance with the Rule includes effecting a 1 for 5 reverse stock split, which was approved by the Company’s Board of Directors on February 15, 2008 and is to be voted upon by stockholders at the Company’s Annual Meeting on April 29, 2008.

The Company issued a press release regarding the notice that it received from NASDAQ. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release, dated April 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN SCIENTIFIC, INC.

Date: April 10, 2008	By:	/s/ John B. Rush
John B. Rush
President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description

99.1	Press release, dated April 10, 2008.